EXHIBIT 32.1

CERTIFICATION
PURSUANT TO 18
U.S.C. SECTION 1350,

AS ADOPTED
PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY
ACT OF 2002

In connection with the Quarterly Report of UNITED ROYALE HOLDINGS CORP. (the “Company”) on Form 10-Q for the period ending June 30, 2019 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), The undersigned hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: July 30, 2019	By:	/s/ Teoh Kooi Sooi
Teoh Kooi Sooi
Chief Executive Officer, Treasurer, Director

(Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement has been provided to the Company and will be retained by the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.